Exhibit 23.2

INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM’S CONSENT

We consent to the inclusion in this Registration Statement of GRIID Infrastructure Inc. (formerly known as Adit EdTech Acquisition Corp.) on Amendment No. 1 to Form S-1 (File No. 333-276445) of our report dated March 28, 2023, which includes an explanatory paragraph as to Adit EdTech Acquisition Corp.’s ability to continue as a going concern, with respect to our audits of the consolidated financial statements of Adit EdTech Acquisition Corp. (now known as GRIID Infrastructure Inc.) as of December 31, 2022 and 2021 and the results of its operations and its cash flows for each of the two years in the period ended December 31, 2022, which report appears in this Registration Statement. We were dismissed as auditors on December 29, 2023 and, accordingly, we have not performed any audit or review procedures with respect to any financial statements incorporated by reference to this Registration Statement for the periods after the date of our dismissal. We also consent to the reference to our Firm under the heading “Experts” in such Registration Statement.

/s/ Marcum LLP

Marcum LLP

Marlton, NJ

January 29, 2024